UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2017

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement to Acquire Assets of Bird & Cronin, Inc.

On September 26, 2017, Dynatronics Corporation, a Utah corporation ("we," the "Company" or "Dynatronics"), entered into a definitive agreement (the "Asset Purchase Agreement") to acquire substantially all of the assets of Bird & Cronin, Inc., a Minnesota corporation ("B&C"), for $10.0 million in cash, subject to adjustment, an earn out payment ranging from $0.5 million to $1.5 million, as provided in the Asset Purchase Agreement, and $4.0 million of a new series of our preferred stock designated as Series D Convertible Non-Voting Preferred Stock, as more fully described below (the "Acquisition"), or total consideration valued between $14.5 and $15.5 million. We will fund the Acquisition with proceeds from the offer and sale of our equity securities in a private (non-public) offering to accredited investors as described in Item 3.02 of this Current Report (the "Private Placement") and with the funds provided by borrowings pursuant to our amended asset-based lending facility (the "Credit Facility") with Bank of the West, described below. B&C is a closely-held corporation founded in 1968. B&C designs, manufactures, and distributes orthopedic soft goods and specialty patient care products to customers in the United States and internationally. Over 95% of B&C's products are made in an 85,000 square-foot manufacturing facility located at 1200 Trapp Road, Eagan, Minnesota (the "Facility") owned by an affiliate of B&C. The Acquisition does not include the purchase of the Facility, which the Company will lease from Trapp Road Limited Liability Company ("Lessor"), a Minnesota limited liability company, following the anticipated closing of the Acquisition on or about October 2, 2017 (the "Closing").

Prior to the transactions described in this Current Report on Form 8-K, there were no material relationships between the Company and B&C or any affiliates of the Company and B&C, other than pertaining to the Acquisition.

Asset Purchase Agreement

The Closing of the transaction contemplated by the Asset Purchase Agreement is conditioned upon certain customary closing conditions, and is expected to close no earlier than October 2, 2017. Closing of the Private Placement and the closing of the Amendment, as defined below, to the Credit Facility are expected to occur contemporaneously with or immediately prior to the Closing of the Acquisition.

Under the terms of the Asset Purchase Agreement, we will acquire substantially all of the assets of B&C and following the Closing we will operate the business formerly conducted by B&C at its Facility in Minnesota. We will lease the Facility on terms contained in a lease agreement (the "Lease") with Lessor for an initial three-year term, with annual lease payments of $600,000, payable in monthly installments of $50,000. The Lease provides that the lease term will be extended automatically for two additional periods of two years each, with the annual lease payment remaining at $600,000, payable in monthly installments of $50,000, unless we terminate the Lease or provide notice not to extend the term of the Lease.

The purchase price for B&C is an amount payable in cash and securities totaling between $14.5 million and $15.5 million, depending on the amount to be paid under the earn out described in the Asset Purchase Agreement. At Closing, the Company will pay a combined $14.0 million in cash and equity consideration to B&C, with the remaining $0.5 million to $1.5 million to be paid two years following Closing pursuant to the earn out provision under the Asset Purchase Agreement.  We also will hold back $1.4 million of the purchase price for purposes of satisfying adjustments to the purchase price under the Asset Purchase Agreement and indemnification claims, if any. Subject to adjustments or claims as provided by the Asset Purchase Agreement, 50% of the holdback amount will be released to B&C one year from the Closing, and the balance of the holdback amount will be released to B&C 18 months after Closing. As part of the Acquisition, we will pay and discharge certain liabilities and obligations of B&C related to its ongoing business (primarily trade accounts and similar obligations in the ordinary course).

As part of the purchase price paid at Closing, Dynatronics will issue to B&C an aggregate of 1,581,935 shares (aggregate value of $4.0 million, valued at approximately $2.53 per share) of a new series of our preferred stock designated as Series D Non-Voting Convertible Preferred Stock ("Series D Preferred Stock"). The rights and preferences of the Series D Preferred Stock will be designated by the Company's Board of Directors in an amendment to the Company's Amended and Restated Articles of Incorporation (the "Series D Designation") which will be filed prior to the Closing with the Utah Division of Corporations and Commercial Code (the "Division").

The Series D Preferred Stock is non-voting. The Series D Preferred Stock will accrue an annual dividend at a rate of 6.0% to be paid in cash.  Upon receipt of Shareholder Approval, all shares of Series D Preferred Stock will be converted automatically into shares of our common stock, on a one-for-one basis and at a conversion price of approximately $2.53 per share. The issuance of shares of common stock upon conversion of the Series D Preferred Stock is subject to Shareholder Approval, as defined below under Item 3.02, Unregistered Sales of Equity Securities, "Nasdaq Listing and Shareholder Approval."  Until we have obtained Shareholder Approval, we will not issue any shares of common stock issuable upon conversion of the Series D Preferred Stock or otherwise in connection therewith.

We will make offers of employment to employees of B&C to become Dynatronics employees at Closing.  The Co-Presidents of B&C, Jason Anderson and Mike Cronin, will enter into employment agreements (the "Employment Agreements") with the Company and will assist in the transition of the acquired business, reporting to our CEO, Kelvyn Cullimore, or his designee. Under the Employment Agreements, we will pay each of Mr. Anderson and Mr. Cronin an annual salary of $175,000 and annual bonus in an amount between $0 and $10,000, as determined by Mr. Cullimore. Messrs. Anderson and Cronin will also receive other employee benefits provided to our employees generally at their level of management (including, e.g., paid time off and paid holidays, medical/dental/vision insurance, Section 125 Flexible Spending Account (FSA), and 401(k)). In addition to the restrictive covenants that may be applicable to them under the Asset Purchase Agreement, the Employment Agreements limit the ability of Messrs. Anderson and Cronin to be employed by a competitor of, or otherwise to compete with, Dynatronics for, in Mr. Anderson's case, a two-year period, and, in Mr. Cronin's case, a one-year period following the later of (i) termination of employment and (ii) the latest date upon which Dynatronics makes any severance payment to such person.

The Asset Purchase Agreement contains customary representations, warranties and covenants by B&C and the Company, as well as customary indemnification provisions among the parties.  Post-closing covenants include a covenant that for a period of five years (the "Restrictive Period"), B&C and its shareholders (including Mr. Cronin) will refrain from, among other things, solicitation of employees, customers and business of B&C or the Company and from other competitive activity as defined in the Asset Purchase Agreement, and requires them and their representatives (as defined in the Asset Purchase Agreement) to maintain (other than in connection with performing obligations pursuant to the Lease or the Employment Agreements, as applicable), the confidentiality of, and not use, confidential information relating to the acquired business or purchased assets, except as permitted by the Asset Purchase Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K regarding the Series D Preferred Stock issued as part of the consideration in connection with the Acquisition is incorporated into this Item 1.01 by reference.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Credit Facility

In connection with the Acquisition, on September 25, 2017, we entered into a commitment letter (the "Commitment Letter") with Bank of the West ("Bank") containing terms under which the Bank is prepared to modify our current credit facility with the Bank governed by that certain Loan and Security Agreement, dated as of March 31, 2017 with Bank ("Credit Facility"). These terms provide that the Credit Facility will be modified by amendment (as amended, the "Loan Agreement") to (i) join our wholly owned subsidiary Bird & Cronin, LLC ("B&C Subsidiary") that will hold the assets acquired from B&C, as a borrower under the Credit Facility and grant Bank a security interest in all of B&C Subsidiary's assets and (ii) increase the maximum principal amount of loans permitted under the Credit Facility up to the lesser of $11,000,000 and a borrowing base. Loans under the Credit Facility will bear interest at LIBOR plus 2.25%. We paid a commitment fee of .25% and the line is subject to an unused line fee of .25%. The maturity date is two years from the date of the note.
The borrowing base is computed monthly and is equal to the sum of stated percentages of eligible accounts receivable and inventory, less a reserve.

The obligations of the Company under the Loan Agreement will be guaranteed by each of its subsidiaries, and are (and the guaranty obligations of any such subsidiary guarantors are required to be) secured by a first-priority security interest in substantially all of the assets of the Company and any such subsidiary guarantors, as applicable (including, without limitation, accounts receivable, equipment, inventory and other goods, intellectual property, contract rights and other general intangibles, cash, deposit accounts, equity interests in subsidiaries and joint ventures, investment property, documents and instruments, real property, and proceeds of the foregoing).
The Loan Agreement will contain affirmative and negative covenants, including covenants that restrict the ability of the Company and its subsidiaries to, among other things, incur or guarantee indebtedness, incur liens, dispose of assets, engage in mergers and consolidations, make acquisitions or other investments, make changes in the nature of its business, and engage in transactions with affiliates. The Loan Agreement also contains financial covenants applicable to the Company and its subsidiaries, including a maximum total funded debt to adjusted EBITDA ratio of 7.0 to 1.0 through December 31, 2017 and from 4.5 to 1.0 from December 31, 2017 to June 30, 2018, and 4.25 to 1.0 thereafter; and a minimum monthly consolidated fixed charge coverage ratio of not less than 1.10 to 1.0.

The foregoing description of the Commitment Letter and amended Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Securities Purchase Agreement

The information set forth in Item 3.02 of this report regarding the Securities Purchase Agreement is incorporated hereunder into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information under Item 1.01 of this Current Report on Form 8-K regarding the entry into the Amendment to the Credit Facility set forth under "Modification Agreement to Credit Facility" is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Securities Purchase Agreement

To provide cash for the Acquisition, we are conducting a private offering of a new series of preferred stock designated as Series C Non-Voting Convertible Preferred Stock ("Series C Preferred Stock"), together with warrants to purchase shares of our common stock (together with the Series C Preferred Stock, the "Series C Securities") to raise up to $7.0 million (the "Private Placement") pursuant to the form of Securities Purchase Agreement between the Company and the Investors included herewith (the "Securities Purchase Agreement").  Closing of the Private Placement under the Securities Purchase Agreement will occur simultaneously with the Closing of the Acquisition, currently anticipated on or about October 2, 2017. In connection with the offer and sale of the Series C Securities, we delivered to the Investors as defined below, a "Supplemental Disclosure" summarizing the Acquisition, including information regarding B&C. The Supplemental Disclosure is an Appendix to the Securities Purchase Agreement.

The Series C Securities and underlying shares of common stock are offered and will be issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), including without limitation, exemptions under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, relating to sales by an issuer not involving any public offering, and in reliance on similar exemptions under applicable state laws. Each Investor represents that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Securities issued in the Private Placement are "restricted securities" under the Securities Act and may not be transferred, sold or otherwise disposed of unless they are subsequently registered or an exemption is available under the Securities Act. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

In connection with the Private Placement, we are offering up to 2,800,000 shares of Series C Preferred Stock at $2.50 per share. Each purchaser in the offering also receives a warrant to purchase .5 shares of common stock for each share of Series C Preferred Stock purchased, exercisable at a price of $2.75 per full share (the "Warrants").

Purchasers of the Series C Securities include a select group of accredited investors, including institutional investors (the "Investors").  Certain of our officers and directors and significant shareholders are Investors in the Private Placement.

Subject to the terms and conditions of the Securities Purchase Agreement, assuming the full $7.0 million is raised in the Private Placement, we will issue a total of 2,800,000 shares of Series C Preferred Stock together with Warrants to purchase a total of 1,400,000 shares of common stock.

Any officer, director, employee or consultant of the Company is defined as an "Insider" for purposes of the Securities Purchase Agreement. The issuance of shares of our common stock underlying the conversion of the Series C Preferred Stock and the exercise of the Warrants, including issuances to the Insiders, is subject to Shareholder Approval, as defined below. Until we have obtained Shareholder Approval, we will not issue any shares of common stock upon conversion of the Series C Preferred Stock or otherwise in connection therewith: (1) in an amount that exceeds 19.9% of the issued and outstanding shares of common stock of the Company prior to the Private Placement (the "19.9% Limitation"), and (2) upon conversion of the Series C Preferred Stock or otherwise, to Insiders.

The rights and preferences of the Series C Preferred Stock will be designated by the Company's Board of Directors in an amendment to the Company's Amended and Restated Articles of Incorporation (the "Series C Designation") which will be filed prior to the Closing with the Division.

The Series C Preferred Stock is non-voting. Prior to Shareholder Approval, Investors (but excluding Insiders) may convert their shares of Series C Preferred Stock into shares of common stock at a conversion price of $2.50 per share; provided, however, that until Shareholder Approval has been obtained, such conversions cannot exceed the 19.9% Limitation.  All shares of Series C Preferred Stock will convert automatically into shares of common stock, at the conversion price of $2.50 per share, immediately upon receipt of Shareholder Approval; provided, however, that a holder may make an election applicable to its beneficial ownership of common stock and restrict conversion of its shares of Series C Preferred Stock such that the Company shall not effect any conversion of such holder's shares of Series C Preferred Stock, and such holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion such holder or any of such holder's affiliates would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the conversion of the holder's shares of Series C Preferred Stock. Shares of Series C Preferred Stock that are not automatically converted after Shareholder Approval are stripped of their dividend, liquidation preference and redemption rights, and remain subject to the beneficial ownership conversion limitations elected by the holder.  The Series C Preferred Stock will accrue an annual dividend at a rate of 6.0% to be paid in cash, which dividends cease at the time of Shareholder Approval.

The Warrants have an exercise price of $2.75 per share of common stock and a term of six years.  The Warrants may not be exercised unless and until Shareholder Approval has been obtained.

Ladenburg Thalmann & Co. Inc. ("Ladenburg") acted as placement agent and we will pay Ladenburg fees for its services in connection with proceeds received in the Private Placement from Investors introduced to the Company by Ladenburg pursuant to its agreement with the Company, in accordance with applicable FINRA rules and regulations. No compensation, fees, or discounts will be paid or given to any other person in connection with the offer and sale of the Series C Securities.

Equity Consideration in Connection with Asset Purchase Agreement

As described above under Item 1.01 Entry into a Material Definitive Agreement—"Asset Purchase Agreement," as part of the consideration for the Acquisition, we will issue to B&C 1,581,935 shares of Series D Preferred Stock valued at $4.0 million. The issuance of the Series D Preferred Stock under the Asset Purchase Agreement will occur simultaneously with the Closing of the Acquisition, currently anticipated on or about October 2, 2017. See additional information regarding the Company's issuance of its Series D Preferred Stock under Item 1.01, Entry into a Material Definitive Agreement—"Asset Purchase Agreement," above, which is incorporated herein by reference.

The Series D Preferred Stock and underlying common stock will be issued in the Acquisition in reliance upon exemptions from the registration requirements of the Securities Act, including the exemptions under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, relating to sales by an issuer not involving any public offering, and in reliance on similar exemptions under applicable state laws. B&C represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Securities issued under the Asset Purchase Agreement are "restricted securities" under the Securities Act and may not be transferred, sold or otherwise disposed of unless they are subsequently registered or an exemption is available under the Securities Act. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Nasdaq Listing and Shareholder Approval; Registration
Our common stock is currently listed on The Nasdaq Capital Market and therefore we are subject to the Nasdaq Listing Rules ("Nasdaq Rules") governing listing requirements (Section 5500 of the Nasdaq Rules for securities listed on the Capital Market) and corporate governance (Section 5600 of the Nasdaq Rules) of companies with securities listed on Nasdaq. Pursuant to the terms of both the Asset Purchase Agreement and the Securities Purchase Agreement, we have covenanted to obtain approval of our shareholders ("Shareholder Approval") as may be required by the Nasdaq Rules applicable in connection with our issuance of shares of common stock upon conversion of the Series C Preferred Stock, the Series D Preferred Stock and execution of the Warrants, including the following:
•
Nasdaq Listing Rule 5635(a), which requires shareholder approval prior to the issuance of securities in connection with an acquisition of the stock or assets of another company where the total number of shares of common stock to be issued is or will be equal to or in excess of 20% of the total number of shares of common stock outstanding before the issuance of the stock or securities;

•
Nasdaq Rule 5635(c), requiring shareholder approval when common stock may be issued to "insiders" (directors, officers, employees or consultants) of the issuer in transactions at prices less than market value, which includes sales deemed to be "equity compensation" paid to insiders, as well as the issuance of common stock at less than market prices for redemption of other securities or payment of debt; and

•
Nasdaq Rule 5635(d), which requires shareholder approval prior to the issuance of common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of common stock outstanding before the issuance, at prices less than market value.

At our 2017 Annual Meeting of Shareholders we will include proposals for the purpose of obtaining Shareholder Approval described above.  Certain key shareholders of the Company (officers, directors and certain shareholders) will enter into agreements with the Investors and B&C to vote all Company securities over which such persons have voting control as of the record date for the meeting of shareholders, amounting to, in the aggregate, at least 35% of all current voting power of the Company, in favor of the Shareholder Approvals described above (respectively, the "Investors Voting Agreement" and the "Seller's Voting Agreement"; collectively, the "Voting Agreements").

In connection with the Private Placement and the issuance of Series D Preferred Stock as part of the consideration contemplated by the Asset Purchase Agreement, we agreed to file a registration statement under the Securities Act registering the issuance and resale of all shares of common stock underlying the conversion of the Series C Preferred Stock, and Series D Preferred Stock and the exercise of the Warrants.  The obligations of the Company and the rights of the Investors and B&C are contained in the Registration Rights Agreement between the Company and the Investors, and the Registration Rights Agreement between the Company and B&C (collectively, the "Registration Rights Agreements") to be executed at the Closing.

The foregoing descriptions of the Series C Designation, Series D Designation, Securities Purchase Agreement, Registration Rights Agreements, Voting Agreements, and Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Series C Designation, Series D Designation, Securities Purchase Agreement, Registration Rights Agreements, Voting Agreements, and Warrants, as the case may be, substantially in the forms filed as Exhibits 3.1, 3.2, 10.3, 10.4, 10.5, 9.1, 9.2, and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press Release

On September 27, 2017, we issued a press release announcing the Acquisition and the Private Placement. A copy of this press release is furnished (not filed) as Exhibit 99.1 hereto and incorporated herein by reference in its entirety. A copy of the Supplemental Disclosure delivered to the Investors with the Securities Purchase Agreement is furnished with this Current Report as Exhibit 99.2.

Cautionary Statement Regarding Forward-Looking Statements

This Report contains forward‑looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial performance. All statements other than statements of historical fact, including statements identified by words such as "may," "will," "could," "expect," "anticipate," "continue," "plan," "intend," "estimate," "project," "believe" and similar expressions or variations, are forward‑looking statements. Forward‑looking statements include but are not limited to statements regarding our strategy, future operations, financial condition, results of operations, projected costs, and plans and objectives of management. Actual results may differ materially from those contemplated by the forward‑looking statements due to, among others, the risks and uncertainties described in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update any forward‑looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(a).

(b)  Pro Forma Financial Information

 The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(b).

(d)  Exhibits

Number	Description
3.1	Form of Certificate of Designations, Preferences and Rights of the Series C Non-Voting Convertible Preferred Stock of Dynatronics Corporation
3.2	Form of Certificate of Designations, Preferences and Rights of the Series D Non-Voting Convertible Preferred Stock of Dynatronics Corporation
4.1	Form of Warrant
9.1	Form of Investors Voting Agreement
9.2	Form of B&C Voting Agreement
10.1	Asset Purchase Agreement, dated September 26, 2017, by and between Dynatronics Corporation and Bird & Cronin, Inc.
10.2	Commitment Letter with Bank of the West, dated September 25, 2017
10.3	Securities Purchase Agreement dated September 26, 2017, by and between Dynatronics Corporation and each of the Investors signatory thereto
10.4	Form of Registration Rights Agreement to be entered into by and between Dynatronics Corporation and each Investor signatory thereto
10.5	Form of Registration Rights Agreement to be entered into by and between Dynatronics Corporation and Bird & Cronin, Inc.
99.1	Press release of the Company dated September 27, 2017
99.2	Supplemental Disclosure to Securities Purchase Agreement dated September 13, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date:  September 27, 2017